Exhibit 3.1

THIRD AMENDED AND RESTATED

BYLAWS

OF

NUZEE INC.

(effective March 17, 2022)

ARTICLE I

STOCKHOLDERS’ MEETINGS

Section 1.1 Place of Meeting.

Meetings of stockholders of NuZee, Inc. (the “Corporation”) may be held at such place, either within or without the State of Nevada, as determined by the Board of Directors of the Corporation (the “Board”) and stated in the notice of the meeting. The Board may determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communications, including by webcast, in accordance with applicable law. The Board may also determine that stockholders and proxy holders may attend and participate by means of remote communications in a stockholder meeting held at a designated place. As to any meeting where attendance and participation by remote communications is authorized by the Board (including any meeting held solely by remote communications), and subject to such guidelines and procedures as the Board may adopt for any meeting, stockholders and proxy holders not physically present at such meeting of the stockholders shall be entitled to: (i) participate in any meeting of the stockholders; and (ii) be deemed present in person and vote at such meeting of the stockholders whether such meeting is to be held at a designated place or solely by means of remote communications, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communications is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communications, a record of such vote or other action shall be maintained by the Corporation.

Section 1.2 Annual Meetings.

The annual meeting of stockholders of the Corporation for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held each fiscal year at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 1.3 Special Meetings.

Special meetings of the stockholders of the Corporation may be called at any time by the holders of twenty-five percent (25%) of the voting shares of the Corporation, or by the president, or by the Board or a majority thereof. No business shall be transacted at any special meeting of stockholders except as is specified in the notice calling for said meeting.

Section 1.4 Notice of Meeting.

Written notice of annual or special meetings of stockholders stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the secretary or persons authorized to call the meeting to each stockholder of record entitled to vote at the meeting. Such notice shall be given not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, and such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his/her/its address as it appears on the stock transfer books of the Corporation.

Section 1.5 Waiver of Notice.

Notice of the time, place, if any, and purpose of any meeting may be waived in writing and will be waived by any stockholder by his/her/its attendance thereat in person or by means of remote communications, as applicable, or by proxy. Any stockholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 1.6 Quorum and Adjourned Meetings.

A majority of the outstanding shares of the Corporation entitled to vote, present in person or by means of remote communications, as applicable, or represented by proxy, shall constitute a quorum at a meeting of stockholders. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Any meeting may be adjourned from time to time by the Chairperson of the Board or by the vote of the holders of a majority of the votes of the shares represented at a meeting, whether or not a quorum is present, to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the date, time, place, if any, and the means of remote communications, if any, thereof, are announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum shall be present or represented, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than sixty (60) days, or if after the adjournment a new Record Date (as defined below) is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.7 Proxies.

Stockholders may vote either in person or by means of remote communications, as applicable, or by written proxy or express directly or by written proxy their consent or dissent to a corporate action taken without a meeting. Each such proxy shall be valid until its expiration or revocation in a manner permitted by the laws of the State of Nevada. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting.

Section 1.8 Voting of Shares.

Except as otherwise provided in the Corporation’s Articles of Incorporation (as the same has been or may be amended from time to time, the “Articles”), every stockholder of record shall have the right at every stockholder’s meeting to one (1) vote for every share of stock standing in his/her/its name on the books of the Corporation. When a quorum is present at any meeting of the stockholders, an action by the stockholders is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless the action is one upon which, by express provision of applicable law, of the Articles or of these bylaws (including, without limitation, Section 2.3), a different vote is required, in which case such express provision shall govern and control the vote required to approve such action. No stockholder shall have cumulative voting rights.

Section 1.9 Fixing Record Date.

The Board may fix in advance a date for any meeting of stockholders (which date shall not be more than sixty (60) days nor less than ten (10) days preceding the date of any such meeting of stockholders), a date for payment of any dividend or distribution, a date for the allotment of rights, a date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent of stockholders (which date shall not precede or be more than ten (10) days after the date the resolution setting such record date is adopted by the Board), in each case as a record date (the “Record Date”) for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, to receive payment of any such dividend or distribution, to receive any such allotment of rights, to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, as the case may be. In any such case such stockholders and only such stockholders as shall be stockholders of record on the Record Date shall be entitled to such notice of and to vote at any such meeting and any adjournment thereof, to receive payment of such dividend or distribution, to receive such allotment of rights, to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such Record Date. Such Record Date shall not precede the date on which the Board adopted the resolution fixing the Record Date.

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Section 1.10 Advance Notice of Stockholder Proposals.

(a) At any annual meeting of stockholders, proposals by stockholders and persons nominated for election as directors by stockholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the Articles and Bylaws. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the secretary of the Corporation at the principal office of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event the annual meeting of stockholders is not within thirty (30) days before or after such anniversary date, then notice by the stockholders must be received not later than the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or first publicly announced or disclosed (in a public filing or otherwise), whichever occurs first. Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). The chairperson presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals not be considered if such notice has not been given. This Section 1.10(a) shall not apply to stockholder proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

(b) Any stockholder desiring to nominate any person for election as a Director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (“SEC”) (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Corporation), such person’s signed consent to serve as a Director of the Corporation if elected, such stockholder’s name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder. The chairperson presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that nominees not be considered if such notice has not been given.

Section 1.11 Action by Written Consent.

Unless the Articles or these Bylaws specifically provide otherwise, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required. In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

Section 1.12 Stockholder Lists.

The Officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided that such list shall not be required to contain the electronic mail address or other electronic contact information of any stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of electronic communication or if attendance at and participation in the meeting is permitted by means of remote communications, then the list shall also be open to the examination of any stockholder during the whole time of the meeting or on a reasonably acceptable electronic network, and the information required to access such list shall be provided with the notice of the meeting.

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Section 1.13 Organization.

(a) Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in the absence of the Chairperson of the Board by the president, or in the absence of the president by the senior vice president, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting.

(b) The order of business at each such meeting shall be as determined by the chairperson of the meeting. The chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls, for each item on which a vote is to be taken.

(c) The chairperson of the meeting may appoint one or more inspectors of elections. The inspector or inspectors may (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the number of shares represented at a meeting and the validity of proxies or ballots; (iii) count all votes and ballots; (iv) determine any challenges made to any determination made by the inspector(s); and (v) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots.

ARTICLE II

DIRECTORS.

Section 2.1 General Powers.

The business and affairs of the Corporation shall be managed by its Board.

Section 2.2 Number, Tenure and Qualifications.

The number of Directors of the Corporation shall be not less than one nor more than thirteen. Within the limits above specified, the exact number of the Directors of the Corporation shall be established from time to time by resolution of the Board. Each Director shall hold office until the next annual meeting of stockholders and until his/her successor shall have been elected and qualified or until the Director’s earlier death, resignation, retirement, disqualification, or removal. Directors need not be residents of the State of Nevada or stockholders of the Corporation. The composition of the Board and the committees thereof shall comply with applicable requirements of the Nevada Revised Statutes (“NRS”), the SEC, and the NASDAQ Stock Market, or such other organization, association or entity with which any class of the Corporation’s securities are listed.

Section 2.3 Election.

The Directors shall be elected by the stockholders at their annual meeting each year. Except as provided in Section 2.4, Directors shall be elected at the annual meeting of stockholders by a majority of the votes of the shares of capital stock of the Corporation present in person or by means of remote communications, as applicable, or represented by proxy at the meeting and entitled to vote on the election of Directors.

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Section 2.4 Newly Created Directorships and Vacancies.

If any vacancy occurs in the Board caused by death, resignation, retirement, disqualification or removal from office of any Director, or otherwise, or if any new directorship is created by an increase in the authorized number of Directors, a majority of the Directors then in office, though less than a quorum, may choose a successor or fill the newly created directorship. Any Director so chosen shall hold office for the unexpired term of his/her predecessor in his/her office and until his/her successor shall be duly elected and qualified, unless sooner displaced.

Section 2.5 Resignation.

Any Director may resign at any time by delivering written notice to the secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified.

Section 2.6 Meetings.

At any annual, special or regular meeting of the Board, any business may be transacted, and the Board may exercise all of its powers. Any such annual, special or regular meeting of the Board may be held outside of the State of Nevada, and any member or members of the Board may participate in any such meeting by means of a telephone or through electronic communications, videoconferencing, teleconferencing or other available technology; provided that the Corporation has implemented reasonable measures to (A) verify the identity of each member of the Board participating through such means, and (B) provide each member of the Board a reasonable opportunity to participate in the meeting and to vote on matters submitted at such meeting, including an opportunity to communicate and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. The participation by any such means shall constitute presence in person at such meeting.

(a) Annual Meeting of Directors.

Annual meetings of the Board shall be held immediately after the annual stockholders’ meeting or at such time and place as may be determined by the Directors. No notice of the annual meeting of the Board shall be necessary.

(b) Special Meetings of Directors.

Special meetings of the Directors shall be called at any time and place upon the call of the president or any Director. Notice of the time and place of each special meeting shall be given by the secretary, or the persons calling the meeting, by mail, facsimile, email, or other means of electronic transmission, or by personal communication by telephone or otherwise at least one (1) day in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by means of electronic transmission (either before or after such meeting) and will be waived by any Director in attendance at such meeting.

(c) Regular Meetings of Directors.

Regular meetings of the Board shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the Board. No notice of regular meetings of the Board shall be necessary.

Section 2.7 Quorum.

A majority of the Directors presently in office shall constitute a quorum for all purposes, but a lesser number may adjourn any meeting, and the meeting may be held as adjourned without further notice. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 2.8 Action at Meeting.

At each meeting of the Board at which a quorum is present, the act of a majority of the Directors present at the meeting shall be the act of the Board.

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Section 2.9 Action without a Meeting.

Unless otherwise restricted by the Articles, any action required or permitted to be taken at any meeting of the Board or committee thereof may be taken without a meeting if all members of the Board or committee thereof consent thereto in writing or by electronic transmission, and such writings or electronic transmissions are filed with the records of the meetings of the Board or committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a vote of the Board or committee thereof for all purposes.

Section 2.10 Compensation.

The Board may pay to Directors a fixed sum for attendance at each meeting of the Board or of a standing or special committee, a stated retainer for services as a Director, a stated fee for serving as a chair of a standing or special committee and such other compensation, including benefits, as the Board or any standing committee thereof shall determine from time to time. Additionally, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board or of a standing or special committee. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.11 Presumption of Assent.

A Director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 2.12 Executive and Other Committees.

The Board, by resolution adopted by a majority of the full Board, may designate from among its members an executive committee and one of more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board, but no such committee shall have the authority of the Board, in reference to amending the Articles, adoption of a plan of merger or consolidation, recommending to the stockholders the sale, lease, exchange, or other disposition of all or substantially all the property and assets or the dissolution of the Corporation or a revocation thereof. Designation of any such committee and the delegation thereto of authority shall not operate to relieve any member of the Board of any responsibility imposed by law. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, unless the committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by the Board. The vote of a majority of the members present at a meeting of the committee at the time of such vote if a quorum is then present shall be the act of such committee. All members of such committees shall hold their committee offices at the pleasure of the Board, and the Board may abolish any committee at any time. Each such committee shall report its action to the Board who shall have power to rescind any action of any committee without retroactive effect.

Section 2.13 Chairperson of Board.

The Board may, in its discretion, elect a Chairperson of the Board from its members; and, if a Chairperson has been elected, he/she shall, when present, preside at all meetings of the Board and the stockholders and shall have such other powers as the Board may prescribe.

Section 2.14 Removal.

The stockholders may, at a meeting called for the express purpose of removing Directors, by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, remove from office the entire Board or any lesser number, with or without cause.

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ARTICLE III

OFFICERS.

Section 3.1 Officers Designated.

The Officers of the Corporation shall be a president, one or more vice presidents (the number thereof to be determined by the Board), a secretary and a treasurer, each of whom shall be elected by the Board. Such other Officers and assistant officers as may be deemed necessary may be elected or appointed by the Board. Any two or more offices may be held by the same person.

Section 3.2 Election, Qualification and Term of Office.

Each of the Officers shall be elected or ratified annually by the Board. No Officer need be a stockholder or Director of the Corporation. Each of the Officers shall hold office until his/her successor is duly elected and qualified or until his/her death or the effective date of his/her resignation or removal. Any Officer may resign by delivering his or her written resignation to the secretary of the Corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 3.3 Powers and Duties.

The powers and duties of the respective corporate Officers shall be as follows:

(a) President.

The president shall be the Chief Executive Officer of the Corporation and, subject to the direction and control of the Board, shall have general charge and supervision over its property, business, and affairs. He/she shall, unless a Chairperson of the Board has been elected and is present, preside at meetings of the stockholders and the Board.

(b) Vice President.

In the absence of the president or his/her inability to act, the senior vice president shall act in his/her place and stead and shall have all the powers and authority of the president, except as limited by resolution of the Board.

(c) Secretary.

The secretary shall:

1. Keep the minutes of the stockholder meetings and of the Board meetings in one or more books provided for that purpose;

2. See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

3. Be custodian of the corporate records and of the seal of the Corporation and affix the seal of the Corporation to all documents as may be required;

4. Keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder;

5. Sign with the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board;

6. Have general charge of the stock transfer books of the Corporation; and,

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7. In general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the Board.

(d) Treasurer.

Subject to the direction and control of the Board, the treasurer shall have the custody, control and disposition of the funds and securities of the Corporation and shall account for the same; and, at the expiration of his/her term of office, he/she shall turn over to his/her successor all property of the Corporation in his/her possession.

(e) Assistant Secretaries and Assistant Treasurers.

The assistant secretaries, when authorized by the Board, may sign with the president or a vice president certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board. The assistant treasurers shall, respectively, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board.

Section 3.4 Removal.

The Board shall have the right to remove any Officer whenever in its judgment the best interest of the Corporation will be served thereby.

Section 3.5 Vacancies.

The Board shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his/her successor shall have been duly elected and qualified.

Section 3.6 Salaries.

The salaries of all Officers of the Corporation shall be fixed by the Board or a committee thereof.

ARTICLE IV

SHARE CERTIFICATES

Section 4.1 Share Certificates and Uncertificated Shares.

Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Corporation laws of the State of Nevada; provided, however, that the Corporation may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation’s stock. Any such issuance of uncertificated shares shall have no effect on existing certificates for shares, or on the respective rights and obligations of the stockholders. Certificates for shares shall be signed by the president and by the secretary, and the seal of the Corporation shall be affixed thereto. Certificates may be issued for fractional shares.

Section 4.2 Transfer of Shares.

Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Upon written notice to the Corporation or to a transfer agent of the Corporation from the holder of record of any uncertificated shares of stock requesting a registration of transfer of such uncertificated shares to another person, accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the Corporation to register such uncertificated shares of stock in the name of such other person on the books of the Corporation as the successor holder of record of such uncertificated shares of stock. Every such transfer of stock shall be entered on the stock book of the Corporation which shall be kept at its principal office or by its registrar duly appointed.

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Section 4.3 Loss or Destruction of Share Certificates.

In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation. A new certificate may be issued without requiring any bond, when in the judgment of the Board it is proper to do so.

ARTICLE V

BOOKS AND RECORDS.

Section 5.1 Books of Accounts, Minutes and Share Register.

The Corporation shall keep complete books and records of accounts and minutes of the proceedings of the Board and stockholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the stockholders in alphabetical order and showing their respective addresses and the number of shares held by each.

Section 5.2 Copies of Records and Resolutions.

Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board or stockholders, when certified by the president or secretary.

ARTICLE VI

CORPORATE SEAL.

The Corporation is not required to have a seal.

ARTICLE VII

LOANS.

No loans shall be made by the Corporation to its Officers or Directors.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 8.1 Third Party Actions.

To fullest extent permitted by Nevada law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

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Section 8.2 Actions by or in the Right of the Corporation.

To fullest extent permitted by Nevada law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation’s favor by reason of the fact that such person is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with the defense of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable for gross negligence or willful misconduct in the performance of such person’s duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

Section 8.3 Successful Defense.

To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Sections 8.1 or 8.2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, to the fullest extent permitted by Nevada law.

Section 8.4 Authorization.

Any indemnification under Sections 8.1 or 8.2 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 8.1 or 8.2 above. Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the stockholders. Anyone making such a determination under this Section 8.4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

Section 8.5 Advances.

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, as they are incurred and in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 8.4 above upon receipt of an undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

Section 8.6 Non-exclusivity of Indemnification Rights.

The rights of indemnification provided in this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

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Section 8.7 Insurance.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.

Section 8.8 “Corporation” Defined.

For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Officers, employees or agents, so that any person who is or was a Director, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting stock of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII (including, without limitation, the provisions of Section 8.4) with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 8.9 Amendment.

The provisions of this Article VIII may be amended as provided in Article IX; provided, however, no amendment or repeal of such provisions which adversely affects the rights of a Director, Officer, employee or agent of the Corporation under this Article VIII with respect to his/her acts or omissions prior to such amendment or repeal, shall apply to him/her without his/her consent.

ARTICLE IX

AMENDMENT OF BYLAWS.

Section 9.1 By the Stockholders.

These Bylaws may be amended, restated, altered, and/or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for such purpose) by the affirmative vote of holders of a majority of the voting power of the issued and outstanding shares of the capital stock of the Corporation.

Section 9.2 By the Board of Directors.

These Bylaws may be amended, restated, altered, and/or repealed by the affirmative vote of a majority of the entire Board at any regular or special meeting of the Board, unless the stockholders, in altering, amending, restating or repealing a particular Bylaw, provide expressly that the Directors may not alter, amend or repeal such Bylaw. This power may not be delegated to any committee appointed in accordance with these Bylaws.

ARTICLE X

FISCAL YEAR.

The fiscal year of the Corporation shall be set by resolution of the Board.

ARTICLE XI

REIMBURSEMENT OF DISALLOWED EXPENSES.

If any salary, payment, reimbursement, employee fringe benefit, expense allowance payment, or other expense incurred by the Corporation for the benefit of an employee is disallowed in whole or in part as a deductible expense of the Corporation for Federal Income Tax purposes, the employee shall reimburse the Corporation, upon notice and demand, to the full extent of the disallowance. This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115, 1969-1 C.B. 50, and is for the purpose of entitling such employee to a business expense deduction for the taxable year in which the repayment is made to the Corporation. In this manner, the Corporation shall be protected from having to bear the entire burden of disallowed expense items.

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